Exhibit 99.1

ANIXTER INTERNATIONAL INC. REPORTS THIRD QUARTER 2019 DILUTED EPS OF $1.73
AND ADJUSTED DILUTED EPS OF $1.92, UP 19%

Third Quarter Highlights

•	Sales of $2.2 billion, up 2.0%, organic sales growth of 2.6%

•	Gross Margin up 60 basis points

•	Operating Profit up 14%

GLENVIEW, IL, (Business Wire) October 30, 2019 - Anixter International Inc. (NYSE: AXE) today announced its results for the third quarter of 2019.

CEO Commentary
"Anixter delivered another strong quarter, with organic sales growth of 2.6% for the quarter, and growth in the NSS and UPS Segments. This organic growth was within our outlook range, and was achieved against a strong 2018 third quarter. Our two year cumulative growth was 10%. This brings our year-to-date organic sales growth to 5.4%. Consistent with our stated strategy, our revenue and gross margin growth funded our continued investment in innovation while driving enterprise value," commented Bill Galvin, President and Chief Executive Officer.

Financial Results

	Three Months Ended			Nine Months Ended
(In millions, except per share amounts)	September 27, 2019	September 28, 2018	Percent Change	September 27, 2019	September 28, 2018	Percent Change
Select Reported Measures
Net Sales	$2,222.2	$2,179.0	2%	$6,593.3	$6,281.1	5%
Operating Income	$101.8	$89.5	14%	$282.1	$222.4	27%
Net Income	$59.3	$47.6	25%	$161.9	$114.5	41%
Diluted Earnings Per Share	$1.73	$1.40	24%	$4.73	$3.36	41%
Diluted Weighted Shares	34.3	34.1	1%	34.2	34.1	—%

Select Non-GAAP Measures
Adjusted EBITDA	$125.5	$111.2	13%	$351.4	$302.4	16%
Adjusted Net Income	$65.8	$54.8	20%	$181.3	$146.4	24%
Adjusted Diluted Earnings Per Share	$1.92	$1.61	19%	$5.30	$4.30	23%

Reported (GAAP) Results
The following results are for the 13 weeks ended September 27, 2019, compared to the 13 weeks ended September 28, 2018. Unless otherwise noted, all comparisons are versus the prior year quarter. Both the current and prior year quarters had 63 billing days.

•
Sales increased 2.0% to $2.2 billion. Current quarter sales include the unfavorable impacts of lower average copper prices and generally weaker foreign currencies. Adjusting for these impacts, organic sales increased 2.6%, as detailed in the table on page 9 of this release.

•	Gross profit increased 5.3% to $446.4 million. Gross margin of 20.1% increased by 60 basis points.

•	Operating expense increased by 3.0% to $344.6 million. Operating expense ratio of 15.5% compares to 15.4%.

•	Operating income increased 13.8% to $101.8 million. Operating margin of 4.6% compares to 4.1%.

•	Interest expense of $18.5 million compares to $19.3 million.

•	Other, net expense of $1.2 million compares to $1.6 million.

•	The effective tax rate of 27.8% compares to 30.6%.

•	Net income of $59.3 million compares to $47.6 million.

•	Earnings per diluted share of $1.73 compares to $1.40.

•	Working capital as a percentage of sales of 16.9% compares to 18.3%.

The following results are for the 39 weeks ended September 27, 2019, compared to the 39 weeks ended September 28, 2018.

•	Cash flow generated from operations of $206.4 million compares to $102.8 million.

•	Capital expenditures of $27.5 million compares to $32.0 million.

Adjusted (Non-GAAP) Measures
Please refer to the tables on pages 9 - 14 for the reconciliations of our reported results prepared in accordance with U.S. GAAP to the non-GAAP measures. Unless otherwise noted, all non-GAAP financial metrics that follow exclude the expense items detailed on page 11 of this release.

•
Adjusted operating expense of $335.8 million compares to $324.3 million, up 3.6%. Adjusted operating expense ratio of 15.1% compares to 14.9%. The increase in adjusted operating expense is due to $6.2 million of investment in innovation and business transformation strategies, combined with higher volume-related costs.

•	Adjusted operating income of $110.6 million increased 10.8% compared to $99.8 million. Adjusted operating margin of 5.0% compares to 4.6%.

•	Adjusted EBITDA of $125.5 million compares to $111.2 million, up 12.9%. Adjusted EBITDA margin of 5.6% compares to 5.1%.

•	Adjusted effective tax rate of 27.6% compares to 30.6%.

•	Adjusted net income increased 20.2% to $65.8 million.

•	Adjusted diluted earnings per share increased 19.3% to $1.92.

Ted Dosch, EVP and Chief Financial Officer, commented, "Our solid organic growth, gross margin improvement of 60 basis points, and strong expense discipline allowed us to continue our investment in our innovation and business transformation initiative and drive an increase in adjusted EBITDA margin of 50 basis points over the third quarter of 2018, and operating leverage of 5.5 times."

Segment Update
Network & Security Solutions ("NSS") reported record third quarter sales of $1.2 billion, an increase of 3.6%, or 4.3% on an organic basis. NSS security sales of $524.5 million, which represents approximately 45% of segment sales, increased 8.2%. Adjusted EBITDA increased 12.8% to $92.0 million. Adjusted EBITDA margin of 7.8% compares to 7.2%.

Electrical & Electronic Solutions (“EES”) reported third quarter sales of $580.1 million, a decrease of 2.9%, or decrease of 2.2% on an organic basis. Adjusted EBITDA increased 7.8% to $39.5 million. Adjusted EBITDA margin of 6.8%, compares to 6.1%.

Utility Power Solutions (“UPS”) reported record third quarter sales of $462.8 million, an increase of 4.3%, or 4.4% on an organic basis. Adjusted EBITDA increased 17.1% to $28.1 million. Adjusted EBITDA margin of 6.1% compares to 5.4%.

Cash Flow and Credit Metrics
We generated $206.4 million of cash flow from operations year-to-date, which compares to $102.8 million generated in the prior year period, driven by both stronger earnings and working capital performance. Working capital as a percentage of sales was 16.9%, which compares to 18.3% in the prior year quarter. We invested $27.5 million in capital expenditures year-to-date, reflecting investment in information technology and facilities, which compares to $32.0 million in the prior year period.

Key capital structure and credit-related statistics for the quarter:

•	Debt-to-total capital ratio of 38.2%, compares to 44.4% at the end of 2018

•	Debt-to-adjusted EBITDA ratio of 2.4 times compares to 3.0 times at the end of 2018

•	Weighted average cost of borrowed capital was 5.4% in both the current and prior year quarter

•	Over $750 million available under secured accounts receivable, inventory facilities and revolving lines of credit

Outlook
Galvin commented, "We believe that the positive sales trends that we realized in the first three quarters of 2019 will continue, based on our solid backlog and pipeline trends, and discussions with our customers and suppliers. We continue to see good demand, tempered by macro economic uncertainty in certain markets and flat or decelerating trends in certain key economic indicators."

Fourth Quarter Outlook
Our outlook for the fourth quarter sales growth is 2.0% - 4.0%, or organic growth of 2.5% - 4.5%. This outlook is being compared to a strong 2018 fourth quarter, which had a 5.1% growth rate. The cumulative two year growth rate would be 8.6% at the mid point of the outlook range.

Full Year Outlook
We are reaffirming our full year 2019 sales outlook of 4.0% - 5.0%. After adjusting for copper and foreign exchange, the organic sales growth outlook is 4.5% - 5.5%.

Based on our outlook for mid single digit sales growth and the related investment in working capital to support that growth, combined with our ongoing investment in innovation and business transformation, we reaffirm our previous estimate for full year cash flow from operations of $150 - $175 million and capital expenditures of $45 - $50 million, which will result in free cash flow of $105 - $125 million."

Conference Call Details
Today's conference call to discuss these results will begin at 9:30 a.m. Central Time. The call will be available as a live audio webcast and can be accessed at the Investor Relations portion of our website at anixter.com/investor. Dial-in numbers for the call are as follows:

U.S./Canada toll-free dial-in:    (833) 235-7649
International dial-in:        (647) 689-4538
Conference ID:             250 8488

A replay of the call will be available at anixter.com/investor for 15 days following the call. Prior to the beginning of the call a supplemental presentation titled “Third Quarter 2019 Highlights and Operating Results” will be available on the Investor Relations section of our website.

About Anixter
Anixter International is a leading global distributor of Network & Security Solutions, Electrical & Electronic Solutions and Utility Power Solutions. We help build, connect, protect, and power valuable assets and critical infrastructures. From enterprise networks to industrial MRO supply to video surveillance applications to electric power distribution, we offer full-line solutions, and intelligence, that create reliable, resilient systems that sustain businesses and communities. Through our unmatched global distribution network along with our supply chain and technical expertise, we help lower the cost, risk and complexity of our customers’ supply chains.

Anixter adds value to the distribution process by providing approximately 130,000 customers access to 1) innovative supply chain solutions, 2) nearly 600,000 products and over $1.0 billion in inventory, 3) 316 warehouses/branch locations with over 9.0 million square feet of space and 4) locations in over 300 cities in approximately 50 countries.  Founded in 1957 and headquartered near Chicago, Anixter trades on the New York Stock Exchange under the symbol AXE.

Safe Harbor Statement
The statements in this release other than historical facts are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of factors that could cause our actual results to differ materially from what is indicated here. These factors include but are not limited to general economic conditions, the level of customer demand particularly for capital projects in the markets we serve, changes in supplier relationships or in supplier sales strategies or financial viability, risks associated with the sale of nonconforming products and services, political, economic or currency risks related to foreign operations, inventory obsolescence, copper price fluctuations, customer viability, risks associated with accounts receivable, risks associated with pension expense and funding, compliance with laws and regulations, the impact of investigative and legal proceedings and legal compliance risks, information security risks, disruption or failure of information systems, disruptions to logistics capability or supply chain, risks associated with substantial debt and restrictions contained in financial and operating covenants in our debt agreements, the impact and the uncertainty concerning the timing and terms of the withdrawal by the United Kingdom from the European Union, unanticipated change in our tax provision and tax liabilities related to the enactment of the Tax Cuts and Jobs Act and risks associated with integration of acquired companies, including, but not limited to, the risk that the acquisitions may not provide us with the synergies or other benefits that were anticipated. These uncertainties may cause our actual results to be materially different than those expressed in any forward looking statements.  We do not undertake to update any forward looking statements.  Please see our Securities and Exchange Commission (“SEC”) filings for more information.

Non-GAAP Financial Measures
In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) above, this release includes certain financial measures computed using non-GAAP components as defined by the SEC. Specifically, net sales comparisons to the prior corresponding period, both worldwide and in relevant segments, are discussed in this release both on an U.S. GAAP and non-GAAP basis. We believe that by providing non-GAAP organic growth, which adjusts for the impact of acquisitions (when applicable), foreign exchange fluctuations, copper prices and the number of billing days (when applicable), both management and investors are provided with meaningful supplemental sales information to understand and analyze our underlying trends and other aspects of our financial performance. Historically and from time to time, we may also exclude other items from reported financial results (e.g., impairment charges, inventory adjustments, restructuring charges, tax items, currency devaluations, pension settlements, etc.) in presenting adjusted operating expense, adjusted operating income, adjusted income taxes and adjusted net income so that both management and financial statement users can use these non-GAAP financial measures to better understand and evaluate our performance period over period and to analyze the underlying trends of our business. We have also excluded amortization of intangible assets associated with purchase accounting from acquisitions from the adjusted amounts for comparison of the non-GAAP financial measures period over period.

EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before foreign exchange and other non-operating expense and non-cash stock-based compensation, excluding the other items from reported financial results, as defined above. Adjusted EBITDA leverage is defined as the percentage change in Adjusted EBITDA divided by the percentage change in net sales. We believe that adjusted operating income, EBITDA, Adjusted EBITDA and Adjusted EBITDA leverage provide relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business segment performance. Adjusted operating income provides an understanding of the results from the primary operations of our business by excluding the effects of certain items that do not reflect the ordinary earnings of our operations. We use adjusted operating income to evaluate our period-over-period operating performance because we believe this provides a more comparable measure of our continuing business excluding certain items that are not reflective of expected ongoing operations. This measure may be useful to an investor in evaluating the underlying performance of our business. EBITDA provides us with an understanding of earnings before the impact of investing and financing charges and income taxes. Adjusted EBITDA further excludes the effects of foreign exchange and other non-cash stock-based compensation, and certain items that do not reflect the ordinary earnings of our operations and that are also excluded for purposes of calculating adjusted net income, adjusted earnings per share and adjusted operating income. EBITDA and Adjusted EBITDA are used by our management for various purposes including as measures of performance of our operating segments and as a basis for strategic planning and forecasting. Adjusted EBITDA and Adjusted EBITDA leverage may be useful to an investor because this measure is widely used to evaluate a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending on the accounting methods, book value of assets, capital structure and the method by which the assets were acquired, among other factors. They are not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with U.S. GAAP.

Non-GAAP financial measures provide insight into selected financial information and should be evaluated in the context in which they are presented. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. The non-GAAP financial measures should be considered in conjunction with the Condensed Consolidated Financial Statements, including the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

INVESTOR CONTACTS

Ted Dosch	Kevin Burns
EVP - Finance & CFO	SVP - IR & Treasurer
(224) 521-4281	(224) 521-8258

Additional information about Anixter is available at www.anixter.com

ANIXTER INTERNATIONAL INC.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018

(In millions, except per share amounts)
Net sales	$2,222.2	$2,179.0	$6,593.3	$6,281.1
Cost of goods sold	1,775.8	1,754.9	5,278.0	5,053.1
Gross profit	446.4	424.1	1,315.3	1,228.0
Operating expenses	344.6	334.6	1,033.2	1,005.6
Operating income	101.8	89.5	282.1	222.4
Other expense:
Interest expense	(18.5)	(19.3)	(58.3)	(56.5)
Other, net	(1.2)	(1.6)	(0.1)	(2.6)
Income before income taxes	82.1	68.6	223.7	163.3
Income tax expense	22.8	21.0	61.8	48.8
Net income	$59.3	$47.6	$161.9	$114.5
Income per share:
Basic	$1.74	$1.41	$4.75	$3.39
Diluted	$1.73	$1.40	$4.73	$3.36

Weighted-average common shares outstanding:
Basic	34.2	33.8	34.1	33.8
Diluted	34.3	34.1	34.2	34.1

Reportable Segments
Net sales:
Network & Security Solutions	$1,179.3	$1,138.0	$3,491.7	$3,229.1
Electrical & Electronic Solutions	580.1	597.4	1,753.1	1,771.4
Utility Power Solutions	462.8	443.6	1,348.5	1,280.6
	$2,222.2	$2,179.0	$6,593.3	$6,281.1
Operating income:
Network & Security Solutions	$84.8	$75.0	$242.0	$194.6
Electrical & Electronic Solutions	35.3	34.1	102.6	101.1
Utility Power Solutions	23.7	19.9	65.3	54.2
Corporate	(42.0)	(39.5)	(127.8)	(127.5)
	$101.8	$89.5	$282.1	$222.4

ANIXTER INTERNATIONAL INC.
Condensed Consolidated Balance Sheets
	(Unaudited)
	September 27, 2019	December 28, 2018
(In millions)

ASSETS
Current assets:
Cash and cash equivalents	$95.7	$81.0
Accounts receivable, net	1,658.3	1,600.0
Inventories	1,339.1	1,440.4
Other current assets	46.3	50.6
Total current assets	3,139.4	3,172.0
Property and equipment, net	167.1	163.3
Operating leases	252.8	—
Goodwill	833.3	832.0
Intangible assets, net	365.9	392.9
Other assets	110.0	92.9
Total assets	$4,868.5	$4,653.1

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,266.5	$1,320.0
Accrued expenses	315.1	309.0
Current operating lease obligations	58.6	—
Total current liabilities	1,640.2	1,629.0
Long-term debt	1,083.2	1,252.7
Operating lease obligations	201.0	—
Other liabilities	192.7	201.0
Total liabilities	3,117.1	3,082.7
Total stockholders' equity	1,751.4	1,570.4
Total liabilities and stockholders' equity	$4,868.5	$4,653.1

ANIXTER INTERNATIONAL INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended
	September 27, 2019	September 28, 2018
(In millions)

Operating activities:
Net income	$161.9	$114.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	28.7	23.3
Amortization of intangible assets	26.4	28.6
Stock-based compensation	14.5	15.0
Deferred income taxes	0.1	0.1
Pension plan contributions	(5.2)	(5.8)
Pension plan expenses	4.6	3.2
Changes in current assets and liabilities, net	(15.8)	(74.8)
Other, net	(8.8)	(1.3)
Net cash provided by operating activities	206.4	102.8
Investing activities:
Acquisitions of businesses, net of cash acquired	—	(149.9)
Capital expenditures, net	(27.5)	(32.0)
Other	—	9.1
Net cash used in investing activities	(27.5)	(172.8)
Financing activities:
Proceeds from borrowings	3,361.9	2,036.8
Repayments of borrowings	(3,534.4)	(2,020.5)
Proceeds from stock options exercised	4.3	1.5
Other, net	(1.5)	—
Net cash (used in) provided by financing activities	(169.7)	17.8
Increase (decrease) in cash and cash equivalents	9.2	(52.2)
Effect of exchange rate changes on cash balances	5.5	6.1
Cash and cash equivalents at beginning of period	81.0	116.0
Cash and cash equivalents at end of period	$95.7	$69.9

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited)

Third Quarter 2019 Sales Growth Trends
	Q3 2019				Q3 2018
		Foreign				Growth/(Decline)
(In millions)	As Reported	Exchange Impact	Copper Impact	As Adjusted	As Reported	Actual	Organic

Network & Security Solutions
North America	$885.1	$0.7	$—	$885.8	$854.0	3.6%	3.7%
EMEA	97.8	3.2	—	101.0	100.6	(2.7)%	0.4%
Emerging Markets	196.4	3.9	—	200.3	183.4	7.1%	9.2%
NSS	$1,179.3	$7.8	$—	$1,187.1	$1,138.0	3.6%	4.3%

Electrical & Electronic Solutions
North America	$464.5	$0.8	$0.3	$465.6	$476.4	(2.5)%	(2.3)%
EMEA	57.8	2.6	(0.2)	60.2	60.0	(3.6)%	0.3%
Emerging Markets	57.8	0.3	0.6	58.7	61.0	(5.4)%	(3.7)%
EES	$580.1	$3.7	$0.7	$584.5	$597.4	(2.9)%	(2.2)%

Utility Power Solutions
North America	$462.8	$0.3	$(0.1)	$463.0	$443.6	4.3%	4.4%
UPS	$462.8	$0.3	$(0.1)	$463.0	$443.6	4.3%	4.4%

Total	$2,222.2	$11.8	$0.6	$2,234.6	$2,179.0	2.0%	2.6%

Geographic Sales
North America	$1,812.4	$1.8	$0.2	$1,814.4	$1,774.0	2.2%	2.3%
EMEA	155.6	5.8	(0.2)	161.2	160.6	(3.0)%	0.4%
Emerging Markets	254.2	4.2	0.6	259.0	244.4	4.0%	6.0%
Total	$2,222.2	$11.8	$0.6	$2,234.6	$2,179.0	2.0%	2.6%

Note: There were 63 billing days in the third quarter of 2019 and 2018. Adjustment for billing days unnecessary.

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

September Year-to-Date 2019 Sales Growth Trends
	YTD 2019				YTD 2018
		Foreign					Adjusted	Growth/(Decline)
(In millions)	As Reported	Exchange Impact	Copper Impact	As Adjusted	As Reported	Acquisitions Impact	for Acquisitions	Actual	Organic

Network & Security Solutions
North America	$2,611.7	$9.5	$—	$2,621.2	$2,475.4	$—	$2,475.4	5.5%	5.9%
EMEA	279.7	13.4	—	293.1	303.8	1.7	305.5	(7.9)%	(4.0)%
Emerging Markets	600.3	15.2	—	615.5	449.9	46.7	496.6	33.4%	24.0%
NSS	$3,491.7	$38.1	$—	$3,529.8	$3,229.1	$48.4	$3,277.5	8.1%	7.7%

Electrical & Electronic Solutions
North America	$1,394.4	$7.5	$10.5	$1,412.4	$1,392.9	$—	$1,392.9	0.1%	1.4%
EMEA	176.7	10.0	0.9	187.6	198.4	—	198.4	(10.9)%	(5.4)%
Emerging Markets	182.0	1.8	1.9	185.7	180.1	—	180.1	1.0%	3.1%
EES	$1,753.1	$19.3	$13.3	$1,785.7	$1,771.4	$—	$1,771.4	(1.0)%	0.8%

Utility Power Solutions
North America	$1,348.5	$4.5	$0.5	$1,353.5	$1,280.6	$—	$1,280.6	5.3%	5.7%
UPS	$1,348.5	$4.5	$0.5	$1,353.5	$1,280.6	$—	$1,280.6	5.3%	5.7%

Total	$6,593.3	$61.9	$13.8	$6,669.0	$6,281.1	$48.4	$6,329.5	5.0%	5.4%

Geographic Sales
North America	$5,354.6	$21.5	$11.0	$5,387.1	$5,148.9	$—	$5,148.9	4.0%	4.6%
EMEA	456.4	23.4	0.9	480.7	502.2	1.7	503.9	(9.1)%	(4.6)%
Emerging Markets	782.3	17.0	1.9	801.2	630.0	46.7	676.7	24.2%	18.4%
Total	$6,593.3	$61.9	$13.8	$6,669.0	$6,281.1	$48.4	$6,329.5	5.0%	5.4%

Note: There were 191 billing days September YTD in 2019 and 2018. Adjustment for billing days unnecessary.

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

(In millions, except per share amounts)	Favorable (Unfavorable) Impact
	Three Months Ended		Nine Months Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018

Items impacting comparability of results:
Items impacting operating expense and operating income:
Amortization of intangible assets	$(8.8)	$(9.6)	$(26.4)	$(28.6)
Restructuring charge	—	(0.2)	—	(9.4)
Acquisition and integration costs	—	(0.3)	0.3	(2.9)
CEO retirement agreement expense	—	—	—	(2.6)
U.K. facility relocation costs	—	(0.2)	—	(0.8)
Total of items impacting operating expense and operating income	$(8.8)	$(10.3)	$(26.1)	$(44.3)
Total of items impacting pre-tax income	$(8.8)	$(10.3)	$(26.1)	$(44.3)
Items impacting income taxes:
Tax impact of items impacting pre-tax income above	$2.3	$3.1	$6.7	$11.1
Reversal of deferred income tax valuation allowances	—	—	—	1.8
Tax expense related to domestic perm. tax differences	—	—	—	(0.5)
Total of items impacting income taxes	$2.3	$3.1	$6.7	$12.4
Net income impact of these items	$(6.5)	$(7.2)	$(19.4)	$(31.9)
Diluted EPS impact of these items	$(0.19)	$(0.21)	$(0.57)	$(0.94)

U.S. GAAP to Non-GAAP Net Income and EPS Reconciliation:
Net income – U.S. GAAP	$59.3	$47.6	$161.9	$114.5
Items impacting net income	6.5	7.2	19.4	31.9
Net income – Non-GAAP	$65.8	$54.8	$181.3	$146.4

Diluted EPS – U.S. GAAP	$1.73	$1.40	$4.73	$3.36
Diluted EPS impact of these items	0.19	0.21	0.57	0.94
Diluted EPS – Non-GAAP	$1.92	$1.61	$5.30	$4.30

Items Impacting Comparability of Operating Income by Segment	Three Months Ended September 27, 2019
(In millions)	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$84.8	$35.3	$23.7	$(42.0)	$101.8
Operating margin - U.S. GAAP	7.2%	6.1%	5.1%	nm	4.6%

Total of items impacting operating income	$4.1	$1.9	$3.3	$(0.5)	$8.8

Adjusted operating income - Non-GAAP	$88.9	$37.2	$27.0	$(42.5)	$110.6
Adjusted operating margin - Non-GAAP	7.5%	6.4%	5.9%	nm	5.0%

Items Impacting Comparability of Operating Income by Segment	Nine Months Ended September 27, 2019
	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$242.0	$102.6	$65.3	$(127.8)	$282.1
Operating margin - U.S. GAAP	6.9%	5.9%	4.8%	nm	4.3%

Total of items impacting operating income	$12.4	$4.6	$9.8	$(0.7)	$26.1

Adjusted operating income - Non-GAAP	$254.4	$107.2	$75.1	$(128.5)	$308.2
Adjusted operating margin - Non-GAAP	7.3%	6.1%	5.6%	nm	4.7%
nm - not meaningful

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

Items Impacting Comparability of Operating Income by Segment	Three Months Ended September 28, 2018
(In millions)	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$75.0	$34.1	$19.9	$(39.5)	$89.5
Operating margin - U.S. GAAP	6.6%	5.7%	4.5%	nm	4.1%

Total of items impacting operating income	$5.3	$1.5	$3.2	$0.3	$10.3

Adjusted operating income - Non-GAAP	$80.3	$35.6	$23.1	$(39.2)	$99.8
Adjusted operating margin - Non-GAAP	7.0%	6.0%	5.2%	nm	4.6%

Items Impacting Comparability of Operating Income by Segment	Nine Months Ended September 28, 2018
	NSS	EES	UPS	Corporate	Total

Operating income - U.S. GAAP	$194.6	$101.1	$54.2	$(127.5)	$222.4
Operating margin - U.S. GAAP	6.0%	5.7%	4.2%	nm	3.5%

Total of items impacting operating income	$17.8	$7.6	$10.6	$8.3	$44.3

Adjusted operating income - Non-GAAP	$212.4	$108.7	$64.8	$(119.2)	$266.7
Adjusted operating margin - Non-GAAP	6.6%	6.1%	5.1%	nm	4.2%
nm - not meaningful

2019 and 2018 Effective Tax Rate – U.S. GAAP and Non-GAAP
	Three Months Ended		Nine Months Ended
(In millions)	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Income before income taxes – U.S. GAAP	$82.1	$68.6	$223.7	$163.3
Income tax expense – U.S. GAAP	$22.8	$21.0	$61.8	$48.8
Effective income tax rate	27.8%	30.6%	27.7%	29.9%

Total of items impacting pre-tax income above	$8.8	$10.3	$26.1	$44.3
Total of items impacting income taxes above	$2.3	$3.1	$6.7	$12.4

Income before income taxes – Non-GAAP	$90.9	$78.9	$249.8	$207.6
Income tax expense – Non-GAAP	$25.1	$24.1	$68.5	$61.2
Adjusted effective income tax rate	27.6%	30.6%	27.4%	29.5%

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

2019 EBITDA and Adjusted EBITDA by Segment
	Three Months Ended September 27, 2019
(In millions)	NSS	EES	UPS	Corporate	Total
Net income (loss)	$84.8	$35.3	$23.7	$(84.5)	$59.3
Interest expense	—	—	—	18.5	18.5
Income taxes	—	—	—	22.8	22.8
Depreciation	2.4	1.8	1.0	4.5	9.7
Amortization of intangible assets	4.1	1.4	3.3	—	8.8
EBITDA	$91.3	$38.5	$28.0	$(38.7)	$119.1
EBITDA leverage	3.6x	nm	3.7x	nm	6.4x
EBITDA as a % of sales	7.7%	6.6%	6.1%	nm	5.4%

Foreign exchange and other non-operating expense	$—	$—	$—	$1.2	$1.2
Stock-based compensation	0.7	0.5	0.1	3.9	5.2
Restructuring charge	—	0.5	—	(0.5)	—
Adjusted EBITDA	$92.0	$39.5	$28.1	$(34.1)	$125.5
Adjusted EBITDA leverage	3.5x	nm	4.0x	nm	6.5x
Adjusted EBITDA as a % of sales	7.8%	6.8%	6.1%	nm	5.6%

	Nine Months Ended September 27, 2019
	NSS	EES	UPS	Corporate	Total
Net income (loss)	$242.0	$102.6	$65.3	$(248.0)	$161.9
Interest expense	—	—	—	58.3	58.3
Income taxes	—	—	—	61.8	61.8
Depreciation	7.2	5.4	2.8	13.3	28.7
Amortization of intangible assets	12.4	4.1	9.9	—	26.4
EBITDA	$261.6	$112.1	$78.0	$(114.6)	$337.1
EBITDA leverage	3.2x	nm	3.9x	nm	5.6x
EBITDA as a % of sales	7.5%	6.4%	5.8%	nm	5.1%

Foreign exchange and other non-operating expense	$—	$—	$—	$0.1	$0.1
Stock-based compensation	2.0	1.3	0.3	10.9	14.5
Restructuring charge	—	0.5	(0.1)	(0.4)	—
Acquisition and integration costs	—	—	—	(0.3)	(0.3)
Adjusted EBITDA	$263.6	$113.9	$78.2	$(104.3)	$351.4
Adjusted EBITDA leverage	2.9x	nm	3.5x	nm	3.7x
Adjusted EBITDA as a % of sales	7.5%	6.5%	5.8%	nm	5.3%

nm - not meaningful

ANIXTER INTERNATIONAL INC.
Financial Measures That Supplement U.S. GAAP (Unaudited) - continued

2018 EBITDA and Adjusted EBITDA by Segment
	Three Months Ended September 28, 2018
(In millions)	NSS	EES	UPS	Corporate	Total
Net income (loss)	$75.0	$34.1	$19.9	$(81.4)	$47.6
Interest expense	—	—	—	19.3	19.3
Income taxes	—	—	—	21.0	21.0
Depreciation	0.9	0.6	1.1	5.6	8.2
Amortization of intangible assets	5.0	1.4	3.2	—	9.6
EBITDA	$80.9	$36.1	$24.2	$(35.5)	$105.7
EBITDA leverage	1.5x	2.9x	-0.1x	nm	1.0x
EBITDA as a % of sales	7.1%	6.0%	5.4%	nm	4.9%

Foreign exchange and other non-operating expense	$—	$—	$—	$1.6	$1.6
Stock-based compensation	0.4	0.3	(0.1)	2.6	3.2
Restructuring charge	—	—	—	0.2	0.2
Acquisition and integration costs	0.2	—	—	0.1	0.3
U.K. facility relocation costs	0.1	0.1	—	—	0.2
Adjusted EBITDA	$81.6	$36.5	$24.1	$(31.0)	$111.2
Adjusted EBITDA leverage	1.5x	3.0x	-0.4x	nm	1.0x
Adjusted EBITDA as a % of sales	7.2%	6.1%	5.4%	nm	5.1%

	Nine Months Ended September 28, 2018
	NSS	EES	UPS	Corporate	Total
Net income (loss)	$194.6	$101.1	$54.2	$(235.4)	$114.5
Interest expense	—	—	—	56.5	56.5
Income taxes	—	—	—	48.8	48.8
Depreciation	2.6	1.8	2.9	16.0	23.3
Amortization of intangible assets	13.0	5.7	9.9	—	28.6
EBITDA	$210.2	$108.6	$67.0	$(114.1)	$271.7
EBITDA leverage	0.2x	2.2x	-0.6x	nm	-0.5x
EBITDA as a % of sales	6.5%	6.1%	5.2%	nm	4.3%

Foreign exchange and other non-operating expense	$—	$—	$—	$2.6	$2.6
Stock-based compensation	1.2	1.1	0.4	12.3	15.0
Restructuring charge	2.1	1.3	0.7	5.3	9.4
Acquisition and integration costs	2.5	—	—	0.4	2.9
U.K. facility relocation costs	0.2	0.6	—	—	0.8
Adjusted EBITDA	$216.2	$111.6	$68.1	$(93.5)	$302.4
Adjusted EBITDA leverage	0.6x	2.6x	-0.7x	nm	0.4x
Adjusted EBITDA as a % of sales	6.7%	6.3%	5.3%	nm	4.8%

nm - not meaningful